EXHIBIT 32

CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. Section 1350, that:

(1)	The accompanying quarterly report on Form 10-Q for the period ended June 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: August 9, 2011

By /s/ Michael N. Vittorio
Michael N. Vittorio
PRESIDENT & CHIEF EXECUTIVE OFFICER
(principal executive officer)

By /s/ Mark D. Curtis
Mark D. Curtis
SENIOR VICE PRESIDENT AND TREASURER
(principal financial and accounting officer)